United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2012

Date of Report (date of earliest event reported)

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA

(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

September 14, 2012

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e). On September 14, 2012, Ed Feitzinger, age 45, accepted UTi Worldwide Inc.’s (the Company) offer to become the Company’s Executive Vice President, Global Operations. Mr. Feitzinger is expected to assume such responsibilities commencing October 1, 2012, and will also serve as the Company’s principal operating officer. Mr. Feitzinger has been serving as the Company’s Executive Vice President, Global Contract Logistics and Distribution, a position he has held since September 2010 after serving the Company in a consulting capacity since April 2009. Prior thereto, Mr. Feitzinger served as Senior Vice President at Golden Gate Logistics from 2006 to 2008 and Vice President of Worldwide Logistics for Hewlett-Packard from 2005 to 2006. From 2000 to 2005, Mr. Feitzinger was Senior Vice President of Sales and Marketing at Menlo Worldwide, where he also led the technology and engineering division.

In his new position, Mr. Feitzinger will receive an initial annual base salary of $400,000 and a supplemental executive allowance of $25,000 per year. Mr. Feitzinger will receive reimbursement for certain out-of-pocket expenses he incurs as a result of his relocation to the Company’s offices in Long Beach, California. Mr. Feitzinger will be eligible for annual equity incentive awards pursuant to the Company’s equity incentive plan at a target grant date value of 120% of his annual base salary. Such annual grants can take the form of RSUs, stock options or any other form of equity-based compensation. In addition, Mr. Feitzinger will be eligible to participate in the Company’s management incentive plan, or any successor plan, at a targeted bonus opportunity of 50% of his annual base compensation rate in accordance with the terms of the plan. The actual target grant date value of any equity incentive awards and targeted bonus amounts may vary.

The Company intends to amend and restate its employment agreement with Mr. Feitzinger to reflect the terms above. Accordingly, Mr. Feitzinger will continue to receive the other benefits provided to him in such agreement (such as advance notice and severance in connection with certain termination scenarios). The employment agreement also contains nondisclosure and non-solicitation provisions. Such benefits and agreement are more thoroughly described under the captions “Compensation of Executive Officers – Employment Agreements” and “Compensation of Executive Officers – Termination and Change of Control Payments” in the Company’s most recent definitive proxy statement as filed with the SEC, which descriptions are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 18, 2012, the Company issued a press release announcing Mr. Feitzinger’s appointment as the Company’s Executive Vice President, Global Operations. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release, dated September 18, 2012 issued by UTi Worldwide Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: September 19, 2012	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President and Chief Legal Officer